UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd., Suite No. 1220
San Antonio, TX	78258
(Address of Principal Executive Offices)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On January 30, 2018, Lilis Energy, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) by and between the Company and OneEnergy Partners Operating, LLC (“OEP”), pursuant to which the Company agreed to purchase from OEP, and OEP agreed to sell to the Company, certain oil and gas properties and related assets for a purchase price of $70,000,000, subject to customary purchase price adjustments (the “Acquisition”).

The unadjusted purchase price for the Acquisition will consist of $40,000,000 in cash and $30,000,000 in shares of the Company’s Common Stock (the “Common Stock”), valued at a price per share equal to (i) the volume-weighted average trading price of the Common Stock on the NYSE American for the 20 consecutive trading days ending on and including the first trading day preceding the closing date of the Acquisition multiplied by (ii) 1.05, but in no event may such price be less than $4.25 or greater than $5.25. The Company intends to fund the cash portion of the purchase price with a portion of the net proceeds from the transaction described under “Preferred Stock Issuance” below.

The properties to be acquired by the Company pursuant to the Purchase and Sale Agreement consist of approximately 2,798 net leasehold acres in the Delaware Basin in Lea County, New Mexico, with average daily net production for the year ended December 31, 2017 of approximately 425 barrels of oil equivalent.

The Purchase and Sale Agreement contains customary terms and conditions for a transaction of this sort, including title and environmental due diligence provisions, representations and warranties, covenants and indemnification provisions. The Purchase and Sale Agreement also includes registration rights provisions pursuant to which, among other matters, (i) the Company will be required to file with the Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), registering for resale the shares of Common Stock issued to OEP pursuant to the Purchase and Sale Agreement and (ii) OEP will have piggyback rights to include shares of Common Stock in certain underwritten offerings.

The Company expects to close the Acquisition in March 2018, subject to the satisfaction of customary closing conditions.

The foregoing description of the terms of the Purchase and Sale Agreement is not complete and is qualified in its entirety by reference to the full copy of the Purchase and Sale Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K.

Preferred Stock Issuance

On January 30, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) by and among the Company and certain private funds affiliated with Värde Partners, Inc. (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase from the Company, 100,000 shares of a newly created series of preferred stock of the Company, designated as “Series C 9.75% Convertible Participating Preferred Stock” (the “Series C Preferred Stock”), for a purchase price of $1,000 per share, or an aggregate of $100,000,000. Värde Partners, Inc. is the lead lender, and certain private funds affiliated with Värde Partners, Inc. are lenders, under the Company’s Second Lien Credit Agreement (as defined below).

Closing of the issuance and sale of the shares of Series C Preferred Stock pursuant to the Securities Purchase Agreement occurred on January 31, 2018. The Company intends to use the net proceeds from the sale of the shares of Series C Preferred Stock to fund the cash portion of the consideration for the Acquisition and a portion of its 2018 capital expenditures budget.

The terms of the Series C Preferred Stock are set forth in the Certificate of Designation for the Series C Preferred Stock (the “Certificate of Designation”) filed by the Company with the Secretary of State of the State of Nevada on January 31, 2018. The following is a description of the material terms of the Series C Preferred Stock and the Securities Purchase Agreement.

Ranking. The Series C Preferred Stock ranks senior to the Common Stock with respect to dividends and rights on the liquidation, dissolution or winding up of the Company.

Stated Value. The Series C Preferred Stock has a per share stated value of $1,000, subject to increase in connection with the payment of dividends in kind as described below (the “Stated Value”).

Dividends. Holders of shares of Series C Preferred Stock will be entitled to receive cumulative preferential dividends, payable and compounded quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing April 1, 2018, at an annual rate of 9.75% of the Stated Value until April 26, 2021, after which the annual dividend rate will increase to 12.00% if paid in full in cash or 15.00% if not paid in full in cash. Dividends are payable, at the Company’s option, (i) in cash, (ii) in kind by increasing the Stated Value by the amount per share of the dividend or (iii) in a combination thereof. The Company expects to pay dividends in kind for the foreseeable future. In addition to these preferential dividends, holders of shares of Series C Preferred Stock will be entitled to participate in any dividends paid on the Common Stock on an as-converted basis.

Optional Redemption. The Company has the right to redeem the Series C Preferred Stock, in whole or in part at any time (subject to certain limitations on partial redemptions), at a price per share equal to (i) the Stated Value then in effect multiplied by (a) 120% if redeemed during 2018, (b) 125% if redeemed during 2019 or (c) 130% if redeemed after 2019, plus (ii) accrued and unpaid dividends thereon and any other amounts payable by the Company in respect thereof (the “Optional Redemption Amount”). The Series C Preferred Stock is perpetual and is not mandatorily redeemable at the option of the holders, except upon the occurrence of a Change of Control (as defined in the Certificate of Designation) as described below.

Conversion. Each share of Series C Preferred Stock is convertible at any time at the option of the holder into a number of shares of Common Stock equal to (i) the applicable Optional Redemption Amount divided by (ii) a conversion price of $6.15, subject to adjustment (the “Conversion Price”). The Conversion Price will be subject to proportionate adjustment in connection with stock splits and combinations, dividends paid in stock and similar events affecting the outstanding Common Stock. Additionally, the Conversion Price will be adjusted, based on a broad-based weighted average formula, if the Company issues, or is deemed to issue, additional shares of Common Stock for consideration per share that is less than the lesser of (i) $5.25 and (ii) the Conversion Price then in effect, subject to certain exceptions and to the Share Cap (as defined below).

The Company has the right to force the conversion of any or all of the outstanding shares of Series C Preferred Stock if (i) the volume-weighted average price per share of the Common Stock on the principal exchange on which it is then traded has been at least 140% of the Conversion Price then in effect for at least 20 of the 30 consecutive trading days immediately preceding the exercise by the Company of the forced conversion right and (ii) certain trading and other conditions are satisfied.

To comply with rules of the NYSE American, the Certificate of Designation provides that the number of shares of Common Stock issuable on conversion of a share of Series C Preferred Stock may not exceed (i) the Stated Value divided by (ii) $4.42 (which was the closing price of the Common Stock on the NYSE American on January 30, 2018) (the “Share Cap”) prior to approval by the Company’s shareholders of the issuance of shares of Common Stock in excess of the Share Cap upon conversion of shares of Series C Preferred Stock. The Securities Purchase Agreement requires the Company to seek such shareholder approval at its next special or annual meeting of shareholders, which must occur within six months after the initial issuance of the Series C Preferred Stock. The Company intends to seek such shareholder approval at its 2018 annual meeting of shareholders.

Change of Control. Upon the occurrence of a Change of Control (as defined in the Certificate of Designation), each holder of shares of Series C Preferred Stock will have the option to:

•	cause the Company to redeem all of such holder’s shares of Series C Preferred Stock for cash in an amount per share equal to (i) the Optional Redemption Amount plus (ii) 2.5% of the Stated Value, in each case as in effect immediately prior to the Change of Control;

•	convert all of such holder’s shares of Series C Preferred Stock into the number of shares of Common Stock into which such shares are convertible immediately prior to the Change of Control; or

•	continue to hold such holder’s shares of Series C Preferred Stock, subject to any adjustments to the Conversion Price or the number and kind of securities or other property issuable upon conversion resulting from the Change of Control and to the Company’s or its successor’s optional redemption rights described above.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Series C Preferred Stock will be entitled to receive, prior to any distributions on the Common Stock or other capital stock of the Company ranking junior to the Series C Preferred Stock, an amount per share of Series C Preferred Stock equal to the greater of (i) the Optional Redemption Amount then in effect and (ii) the amount such holder would receive in respect of the number of shares of Common Stock into which a share of Series C Preferred Stock is then convertible.

Board Designation Rights. The Certificate of Designation provides that holders of shares of Series C Preferred Stock will have the right, voting separately as a class, to designate (i) two members of the Company’s board of directors (the “Board”) for as long as the shares of Common Stock issuable on conversion of the outstanding shares of Series C Preferred Stock represent at least 15% of the outstanding shares of Common Stock (giving effect to conversion of all outstanding shares of Series C Preferred Stock) and (ii) one member of the Board for as long as the shares of Common Stock issuable on conversion of the outstanding shares of Series C Preferred Stock represent at least 7.5% of the outstanding shares of Common Stock (giving effect to conversion of all outstanding shares of Series C Preferred Stock).

The Securities Purchase Agreement separately grants to the Purchasers substantially identical rights to appoint members of the Board as long as the Purchasers and their affiliates beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) shares of Common Stock issued or issuable upon conversion of shares of Series C Preferred Stock representing the 15% and 7.5% thresholds of the outstanding Common Stock described above. However, the number of members of the Board the Purchasers have the right to designate under the Securities Purchase Agreement will be reduced by the number of directors holders of shares of Series C Preferred Stock have the right to appoint under the Certificate of Designation.

The Board members designated by holders of shares of Series C Preferred Stock pursuant to the Certificate of Designation or by the Purchasers pursuant to the Securities Purchase Agreement must be reasonably acceptable to the Board and its Nominating and Corporate Governance Committee, acting in good faith, but any investment professional of Värde Partners, Inc. or its affiliates will be deemed to be reasonably acceptable. In addition, such Board designees must satisfy applicable SEC and stock exchange requirements and comply with the Company’s corporate governance guidelines.

In accordance with the Company’s bylaws, the Board has increased the number of directors constituting the entire Board from seven to nine to allow for the appointment of the Board members designated by the holders of shares of Series C Preferred Stock. The Company will be required to appoint the two Board members initially designated by the holders of shares of Series C Preferred Stock within ten business days after notice to the Company from the holders of the identity of such designees, subject to confirmation that such designees meet the qualifications described above.

Voting Rights; Negative Covenants. In addition to the Board designation rights described above, holders of shares of Series C Preferred Stock will be entitled to vote with the holders of shares of Common Stock, as a single class, on all matters submitted for a vote of holders of shares of Common Stock. When voting together with the Common Stock, each share of Series C Preferred Stock will entitle the holder to a number of votes equal to (i) the Stated Value as of the applicable record date or other determination date divided by (ii) $4.42 (the closing price of the Common Stock on the NYSE American on January 30, 2018).

The Certificate of Designation provides that, as long as any shares of Series C Preferred Stock are outstanding, the Company may not, without the prior affirmative vote or prior written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock:

•	amend the Company’s articles of incorporation or bylaws in any manner that materially and adversely affects any rights, preferences, privileges or voting powers of the Series C Preferred Stock or holders of shares of Series C Preferred Stock;

•	issue, authorize or create, or increase the issued or authorized amount of, the Series C Preferred Stock, any class or series of capital stock ranking senior to or in parity with the Series C Preferred Stock, or any security convertible into or evidencing the right to purchase any shares of Series C Preferred Stock or any such senior or parity stock, other than equity, the proceeds of which, are used to immediately redeem all of the outstanding shares of Series C Preferred Stock pursuant to the Company’s optional redemption rights described above;

•	subject to certain exceptions, declare or pay any dividends or distributions on, or redeem or repurchase, or permit any of its controlled subsidiaries to redeem or repurchase, shares of Common Stock or any other shares of capital stock of the Company ranking junior to the Series C Preferred Stock, subject to certain exceptions;

•	authorize, issue or transfer, or permit any of its controlled subsidiaries to authorize, issue or transfer, any equity (including any obligation or security convertible into, exchangeable for or evidencing the right to purchase any such equity) in any subsidiary of the Company other than (i) equity issued or transferred to the Company or another wholly-owned subsidiary of the Company or (ii) equity, the proceeds of which, are used to immediately redeem all of the outstanding shares of Series C Preferred Stock pursuant to the Company’s optional redemption rights described above; or

•	subject to certain exceptions, modify the number of directors constituting the entire Board at any time when holders of shares of Series C Preferred Stock have the right to designate a member of the Board.

The Certificate of Designation further provides that, as long as shares of Series C Preferred Stock having an aggregate Optional Redemption Amount of at least $50,000,000 are outstanding, the Company may not, and may not permit any of its controlled subsidiaries to, without the prior affirmative vote or prior written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock:

•	subject to certain exceptions, incur indebtedness or permit to exist any liens on the assets or properties of the Company or its subsidiaries;

•	enter into, adopt or agree to any “restricted payment” or similar provision that restricts or limits the payment of dividends on, or the redemption of, shares of Series C Preferred Stock under any credit facility, indenture or other similar instrument of the Company that would be more restrictive on the payment of dividends on, or redemption of, shares of Series C Preferred Stock than those existing as of the date on which shares of Series C Preferred Stock were first issued;

•	liquidate or dissolve the company;

•	enter into any material new line of business or fundamentally change the nature of the Company’s business, including any acquisition of oil and gas properties outside the Permian Basin; or

•	enter into certain transactions with affiliates of the Company unless made on an arm’s-length basis and approved by a majority of the disinterested members of the Board.

Transfer Restrictions. The Certificate of Designation provides that shares of Series C Preferred Stock and shares of Common Stock issued on conversion of shares of Series C Preferred Stock may not be transferred by the holder of such shares, other than to an affiliate of such holder, prior to July 31, 2018. On and after July 31, 2018, such shares will be freely transferable, subject to applicable securities laws.

Standstill. The Securities Purchase Agreement includes a customary standstill provision pursuant to which the Purchasers agreed that they will not, directly or indirectly, take certain actions with respect to the Company or its securities until the earlier of (i) the date on which the Purchasers and their affiliates are no longer entitled to designate any member of the Board pursuant to the Certificate of Designation or the Securities Purchase Agreement and (ii) the failure of the Company to pay dividends on the Series C Preferred Stock in full in cash on any dividend payment date occurring after April 26, 2021.

Other Terms. The Securities Purchase Agreement contains other terms, including representations, warranties and covenants, that are customary for a transaction of this sort.

The foregoing description of the terms of the Securities Purchase Agreement, the Certificate of Designation and the Series C Preferred Stock is not complete and is qualified in its entirety by reference to the full copies of the Securities Purchase Agreement and the Certificate of Designation filed as Exhibits 10.1 and 3.1, respectively, to this Current Report on Form 8-K.

Registration Rights Agreement

On January 31, 2018, in connection with the closing of the issuance of shares of Series C Preferred Stock pursuant to the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) by and between the Company and the Purchasers pursuant to which, among other matters, the Company will be required to file with the SEC a registration statement under the Securities Act registering for resale the shares of Common Stock issuable upon conversion of shares of Series C Preferred Stock. The Registration Rights Agreement also grants to the Purchasers demand and piggyback rights with respect to certain underwritten offerings of Common Stock and contains customary covenants and indemnification and contribution provisions.

The foregoing description of the terms of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full copy of the Registration Rights Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K.

First Lien Credit Agreement

On January 30, 2018, the Company entered into an Amended and Restated Senior Secured Term Loan Credit Agreement (the “First Lien Credit Agreement”) by and among the Company, the subsidiaries of the Company party thereto as guarantors, Riverstone Credit Management LLC, as administrative agent and collateral agent, and the lenders party thereto. Effective at closing under the First Lien Credit Agreement, which occurred on January 31, 2018, the First Lien Credit Agreement amended and restated the previously existing Credit and Guaranty Agreement (as amended, the “Prior First Lien Credit Agreement”) dated as of September 29, 2016 by and among the Company, the guarantors party thereto, the lenders party thereto and Deans Knight Capital Management Ltd., as collateral agent.

Pursuant to the First Lien Credit Agreement, the lenders thereunder agreed to make term loans to the Company in the aggregate principal amount of $50,000,000 (the “First Lien Loans”), all of which were funded in full at closing at an original issue discount of 1.0% of the principal amount. The First Lien Credit Agreement provides the potential for additional term loans of up to $30,000,000, as requested by the Company and subject to certain conditions, which additional loans were uncommitted at closing.

The Company used approximately $30,000,000 of the proceeds of the First Lien Loans to repay in full its obligations under and retire the Prior First Lien Credit Agreement, which was scheduled to mature in October 2018. The Company may use the remaining proceeds for capital expenditures, acquisitions and other general corporate purposes, including payment of transaction expenses.

The First Lien Loans bear interest at a floating rate of LIBOR plus 6.75%, subject to a LIBOR floor of 1.0%. The First Lien Loans and the other obligations of the Company under the First Lien Credit Agreement and the other first lien loan documents are unconditionally guaranteed by certain subsidiaries of the Company and are secured by first priority liens on substantially all of the Company’s and the subsidiary guarantors’ assets, including their oil and gas properties located in the Permian Basin.

The First Lien Loans mature on February 1, 2021. The First Lien Loans are subject to mandatory prepayment with the net proceeds of certain asset sales, casualty events, debt incurrences and equity issuances (subject to certain exceptions, including for the issuance of shares of Series C Preferred Stock and issuances of Common Stock, the proceeds of which are used for permitted capital expenditures, investments or acquisitions), subject to the right of the Company to make certain reinvestments with the net proceeds of asset sales and casualty events within 180 days. The Company may prepay the First Lien Loans voluntarily in whole or in part at any time. The Company will be required to pay a premium in connection with any mandatory or voluntary prepayment of the First Liens Loans in the following amounts (expressed as a percentage of the principal amount prepaid) if such prepayment occurs in the following periods:

Period	Prepayment Premium
On or before July 31, 2019	5.00% plus a customary make-whole amount
After July 31, 2019 and on or before January 31, 2020	5.00%
After January 31, 2020 and on or before July 31, 2020	4.00%
After July 31, 2020 and prior to maturity	3.00%

The First Lien Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants. These covenants include restrictions, subject to certain exceptions, on the ability of the Company and its restricted subsidiaries to (i) incur or permit indebtedness; (ii) incur or permit liens; (iii) make fundamental changes or have international operations; (iv) make asset sales; (v) make investments; (vi) pay dividends or make other restricted payments; (vii) prepay, repurchase, redeem or amend junior indebtedness; (viii) enter into hedging agreements; and (ix) engage in transactions with affiliates. Additionally, the First Lien Credit Agreement includes financial covenants requiring the Company to meet specified asset coverage and leverage ratios.

The First Lien Credit Agreement also provides for events of default, including, subject in some cases to specified grace or cure periods: (i) failure to pay any principal, interest, fees or other amounts owed under the First Lien Credit Agreement when due; (ii) breaches of representations or warranties; (iii) failure to perform or observe covenants; (iv) cross-default or cross-acceleration on certain other indebtedness; (v) defaults under or invalidity of guaranties; (vi) invalidity of liens or security documents; (vii) bankruptcy or insolvency events; (viii) a Change of Control (as defined in the First Lien Credit Agreement); and (ix) certain ERISA or litigation events. Upon the occurrence of an event of default, amounts owed under the First Lien Credit Agreement could be accelerated and become due and payable immediately.

The foregoing description of the terms of the First Lien Credit Agreement is not complete and is qualified in its entirety by reference to the full copy of the First Lien Credit Agreement filed as exhibit 10.3 to this Current Report on Form 8-K.

Amendment to Second Lien Credit Agreement

On January 31, 2018, the Company entered into a fourth amendment (the “Second Lien Amendment”) to its existing second lien Credit Agreement (as amended, the “Second Lien Credit Agreement”) dated as of April 26, 2017 by and among the Company, the guarantors party thereto, the lenders party thereto, including Värde Partners, Inc., as lead lender, and Wilmington Trust, National Association, as administrative agent.

The Second Lien Amendment amended the Second Lien Credit Agreement to, among other matters:

•	permit the Company to enter the First Lien Credit Agreement and incur the First Lien Loans and related liens;

•	permit the Company to issue the Series C Preferred Stock; and

•	after the issuance of the Series C Preferred Stock pursuant to the Securities Purchase Agreement, reduce from two to one the maximum number of members of the Board the lenders under the Second Lien Credit Agreement will have the right to appoint following the conversion of the convertible loans under the Second Lien Credit Agreement.

The foregoing description of the terms of the Second Lien Amendment is not complete and is qualified in its entirety by reference to the full copy of the Second Lien Amendment filed as Exhibit 10.4 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “First Lien Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under the headings “Purchase and Sale Agreement” and “Preferred Stock Issuance” in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The securities issued or issuable pursuant to the Purchase and Sale Agreement and the Securities Purchase Agreement were offered and sold in private placements exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act and Rule 506 thereunder.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 31, 2018, the Company filed the Certificate of Designation with the Secretary of State of the State of Nevada, thereby amending the Company’s articles of incorporation to include the Certificate of Designation effective as of that date. The information set forth under the heading “Preferred Stock Issuance” in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On January 31, 2018, the Company issued a press release announcing the Purchase and Sale Agreement and the Securities Purchase Agreement and related matters. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On January 31, 2018, the Company issued a press release announcing the First Lien Credit Agreement and related matters. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

On January 31, 2018, the Company issued a press release announcing its 2018 capital budget and production guidance and related matters and providing an operational update. A copy of this press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The foregoing information (including Exhibits 99.1, 99.2 and 99.3) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of January 30, 2018, by and between Lilis Energy, Inc. and OneEnergy Partners Operating, LLC.*

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C 9.75% Convertible Participating Preferred Stock, dated January 31, 2018.

10.1	Securities Purchase Agreement, dated as of January 30, 2018, by and among Lilis Energy, Inc. and the Purchasers party thereto.

10.2	Registration Rights Agreement, dated as of January 31, 2018, by and among Lilis Energy, Inc. and the Purchasers party thereto.

10.3

Amended and Restated Senior Secured Term Loan Credit Agreement, dated as of January 30, 2018, by and among Lilis Energy, Inc., the subsidiaries of the Company party thereto as guarantors, Riverstone Credit Management LLC, as administrative agent and collateral agent, and the lenders party thereto.

10.4	Amendment No. 4 to Credit Agreement, dated as of January 31, 2018, by and among Lilis Energy, Inc., the guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent.

99.1	Press Release of Lilis Energy, Inc. dated January 31, 2018.

99.2	Press Release of Lilis Energy, Inc. dated January 31, 2018.

99.3	Press Release of Lilis Energy, Inc. dated January 31, 2018.

* Schedules and similar attachments to the Purchase and Sale Agreement have been omitted pursuant to Item 6.01(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2018	LILIS ENERGY, INC.

	By:	/s/ Joseph C. Daches
Executive Vice President, Chief Financial Officer and Treasurer